Exhibit 10.2

Trading and Unallocated Gold Custody Agreement entered into as of the 10th day of June, 2022.
BETWEEN:	ROYAL CANADIAN MINT, Ottawa, Ontario, Canada, a Crown corporation established by the Royal Canadian Mint Act (Canada)
(hereinafter referred to as the “Mint”)
AND:
SPROTT ESG GOLD ETF (the “Trust” or the “Customer”) and SPROTT ASSET MANAGEMENT LP, a limited partnership formed under the laws of the Province of Ontario, Canada, pursuant to the Limited Partnerships Act (Ontario) by declaration dated September 17, 2008, the sponsor of the Trust (the “Sponsor”), with offices in the United States and Canada

WHEREAS the Trust is an exchange-traded fund formed tinder the laws of the State of Delaware on February 10, 2021, operating pursuant to the Amended and Restated Trust Agreement between the Sponsor, Delaware Trust Company, the trustee of the Trust, and the Trust dated June 2, 2022.
WHEREAS the Customer wishes for a Pool Account (as defined herein) to be established in the Trust’s name with the Mint for the purposes of trading Fine Gold (as defined herein) and to have the Mint hold Fine Gold in custody until a Physical Withdrawal (as defined herein) or a Transfer of Credits (as defined herein).
WHEREAS the Mint has agreed to establish such a Pool Account upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereto agree as follows:
1. DEFINITIONS
1.1	In the Agreement and the schedules attached hereto, the following terms and expressions have the following meanings:
(a)	“Agreement” means this agreement and any document referred to in this agreement as forming part of this agreement, including, but not limited to, the schedules attached hereto,
(b)	“Agreements” has the meaning ascribed thereto in sub-clause 25.1.
(c)	“Allocated Gold Storage and Custody Agreement” has the meaning ascribed thereto in sub-clause 3.2(iv).
(d)	“Authorized Participant” and “Authorized Participants” have the meanings ascribed thereto in the Form S-1 registration statement filed with the Securities and

Exchange Commission by the Trust on June 1, 2022, and, for the purposes of the Agreement, who have entered into a trading agreement with the Mint.
(e)	“Authorized Representatives” has the meaning ascribed thereto in sub-clause 3.4.
(f)	“Business Day” means any Monday to Friday inclusively, excluding holidays observed by the Mint.
(g)
“Confidential Information” means all information received by a party to the Agreement (the receiving party) from another party to the Agreement (the disclosing party) during the course of the Agreement, whether disclosed in written, oral or visual form, which is identified by the disclosing party as confidential at the time of disclosure or that a reasonable person would consider, from the nature of the information or circumstances of disclosure, as being confidential. Confidential Information includes, but is not limited to, information relating to the respective parties’ research, developments, technology, know-how, pricing, finances, marketing and business plans and customer lists.

(h)	“Deposit Receipt” means the document that states the Ounces credited to the Trust’s Pool Account following a Direct Deposit and the applicable charges in relation thereto.
(i)
“Direct Deposit” means a physical deposit of Fine Gold at the Mint’s Facility in either of the following forms or any combination thereof: London Good Delivery 400-Ounce bars, kilo bars manufactured by a London Good Delivery refiner or mint, or Royal Canadian Mint Gold Maple Leaf coins.

(j)	“Direct Deposit Request Form” means the form attached hereto as Schedule A to be submitted by the Sponsor to the Mint by email in order to request a Direct Deposit.
(k)	“ESG” has the meaning ascribed thereto in sub-clause 4.23.
(l)	“ESG Approved Gold” has the meaning ascribed thereto in sub-clause 4.23.
(m)	“ESG Approved Mining Company” has the meaning ascribed thereto in sub-clause 4.23.
(n)	“ESG Criteria” has the meaning ascribed thereto in sub-clause 4.23.
(o)
“Facilitated Unallocated Deposit Request Form” means the form attached hereto as Schedule B to be submitted by the Sponsor to the Mint by e-mail in order to request a facilitated deposit of Fine Gold credits in its Pool Account originating from an Authorized Participant’s Loco London Account.

(p)
“Facilitated Unallocated Transfer Request Form” means the form attached hereto as Schedule D to be submitted by the Sponsor to the Mint by e-mail in order to request a facilitated transfer of Fine Gold credits from its Pool Account to an Authorized Participant’s Loco London Account.

(q)	“Fine Gold” means gold containing 9,950 or more parts of gold per 10,000 parts.
(r)	“Force Majeure” means circumstances or causes beyond the Mint’s reasonable control, including, without limitation, acts or omissions or the failure to cooperate of the Sponsor, the Trust and/or of third parties (including, without limitation, entities and/or individuals under their respective control, and/or their respective officers, directors, employees and/or other personnel and agents), fire or other casualty, epidemic, pandemic, act of God, strike, lockout or other labour disturbance, riot, war or other violence, or any law, order or requirement of any governmental agency or authority.
(s)	“Improperly Packed Pallet” means Fine Gold that is not securely or safely packed on a well-constructed sturdy wood pallet.
(t)	“LBMA” means London Bullion Market Association.
(u)	“Letter Agreement” has the meaning ascribed thereto in sub-clause 6.1.
(v)	“Loco London Account” means an account with a London Precious Metals Clearing Limited clearing bank.
(w)	“London Good Delivery” means gold bars that meet the standard measure of quality in gold bullion as set forth by the LBMA.
(x)	“Mint’s Facility” means the Mint’s facility located at 320 Sussex Drive, Ottawa, Ontario, Canada, K 1 A 0G8.
(y)	“Mint’s Responsible Sourcing Requirements” has the meeting ascribed thereto in sub-clause 4.23.
(z)
“Notice of Discrepancy” means a written notice given by the Mint to the Sponsor pursuant to sub-clause 4.20 informing the Sponsor of a discrepancy between (i) the results of its weighing, count and/or verification made pursuant to sub-clause 4.18; and (ii) the information stated in the relevant Direct Deposit Request Form.

(aa)
“Notice of Loss” means, as applicable: (i) a written notice given by the Mint in accordance with sub-clause 8.5 informing the Sponsor of the discovery of loss, theft and/or destruction of Fine Gold, and specifying the date on which such loss, theft and/or destruction was discovered; or (ii) a written notice given by the Sponsor in accordance with sub-clause 8.5 informing the Mint of a discrepancy in the quantity of Fine Gold credits stated in monthly statement of account.

(bb)	“Ounce” means troy ounce.
(cc)
“Physical Withdrawal” means a physical withdrawal of Fine Gold in the form of ESG Approved Gold in furtherance to a Withdrawal Request Form submitted to the Mint in accordance with clause 4 for the purpose of being stored by the Mint on an allocated basis pursuant to the Allocated Gold Storage and Custody Agreement.

(dd)	“Pool Account” means the account recording the amount, in Ounces, of Fine Gold calculated to three decimal places held by the Mint on behalf of the Trust on an unallocated basis.

(ee)
“Receipt of Deposit” means the document issued by the Mint to the Sponsor confirming the count, gross weight in troy ounces, assay characteristics and bar numbers of the 400-Ounce London Good Delivery bars of ESG Approved Gold produced by the Mint in furtherance to a Withdrawal Request Form and deposited at the Mint’s Facility in accordance with the terms of the Allocated Gold Storage and Custody Agreement.

(ff)
“Returning Instructions” means written instructions provided by the Sponsor to the Mint informing the Mint of the carrier or representative to whom the Mint is to give Fine Gold for return, the Business Day on which the Fine Gold is to be given to said carrier or representative, said carrier’s or representative’s vehicle model and registration number and any other details which may be requested by the Mint in relation thereto.

(gg)	“Sponsor” has the meaning ascribed thereto in the recitals hereof.
(hh)	“Transfer Confirmation” means the document that states the amount of Fine Gold credits transferred to the Trust’s Pool Account from a third party’s pool account also held at the Mint.
(ii)
“Transfer of Credits” means: (i) a transfer of Fine Gold credits facilitated by the Mint from the Trust’s Pool Account pursuant to a Facilitated Unallocated Transfer Request Form submitted to the Mint in accordance with clause 4 to an Authorized Participant’s Loco London Account; or (ii) a transfer of Fine Gold credits from the Trust’s Pool Account to the pool account of a third party held at the Mint.

(jj)	“Transfer Request Form” means the form attached hereto as Schedule C to be submitted by the Sponsor to the Mint by e-mail in order to request a Transfer of Credits.
(kk)
“Transportation Costs” means any and all costs and expenses related to the transportation of Fine Gold to and from the Mint’s Facility, inclusive of any applicable taxes, duties, fees and assessments and the costs in obtaining insurance in relation thereto.

(ll)	“Trust” has the meaning ascribed thereto in the recitals hereof.
(mm)	“Withdrawal Request Form” means the form attached hereto as Schedule E to be submitted by the Sponsor to the Mint by e-mail in order to request a Physical Withdrawal.
(nn)	“Work” means the things required to be done, furnished and performed by the Mint in order to carry out the terms of the Agreement.
INTERPRETATION
1.2	In the Agreement, words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine gender and the neuter and vice versa.
1.3	The division of the Agreement into sections and the insertion of headings are for convenience of reference only and are not to affect the construction or interpretation of the Agreement.
1.4	Unless otherwise specified, any reference to currency is to United States currency and any amount advanced, paid or calculated is to be advanced, paid or calculated in United States currency.
1.5
The terms “herein”, “hereby”, and “hereunder”, when used in any clause shall, unless the contrary is apparent from the context, be understood to relate to the Agreement as a whole, and not merely to the clause in which they appear.

1.6	The following attached schedules form part of the Agreement:
•	Schedule A: Direct Deposit Request Form;
•	Schedule B: Facilitated Unallocated Deposit Request Form;
•	Schedule C: Transfer Request Form;
•	Schedule D: Facilitated Unallocated Transfer Request Form; and
•	Schedule E: Withdrawal Request Form.
1.7	References herein to actions to be performed by the Sponsor shall be deemed to refer to the Sponsor acting on behalf of the Trust, unless the context otherwise requires.
2. TERM OF AGREEMENT
2.1	The Agreement is effective as of the date first mentioned above and will continue until terminated pursuant to either clause 11 or 12, as applicable.
3. POOL ACCOUNT & AUTHORITY TO TRANSACT
3.1	The Mint shall establish a Fine Gold Pool Account in the Trust’s name for the purposes of the Agreement.
3.2	The Trust’s Pool Account will be credited following either:
(i)	Direct Deposits;
(ii)	Transfers of credits to the Trust’s Pool Account from pool accounts of third parties at the Mint;
(iii)
Transfers of Fine Gold credits to the Trust’s Pool Account facilitated by the Mint originating from Loco London Accounts of Authorized Participants. In such a case, the Sponsor would provide the Mint with a Facilitated Unallocated Deposit Request Form signed by an Authorized Representative specifying the identity of the Authorized Participant who will be transferring Fine Gold credits to the Mint’s Loco London Account for the Trust’s benefit, the amount of Fine Gold credits to be transferred and the day on which the Fine Gold credits are to be transferred to the Mint’s Loco London Account. When the Mint accepts to facilitate such transfers and the Fine Gold credits are received by the Mint in its Loco London Account by 4:00 p.m. London time, the Mint would credit the Trust’s Pool Account with the same amount of Fine Gold credits on the same Business Day; if the Fine Gold credits are received by the Mint in its Loco

London Account after 4:00 p.m. London time, the Mint would credit the Trust’s Pool Account on the next Business Day. Property in the Fine Gold credits received by the Mint from Authorized Participants in its Loco London Account will vest with the Mint from the time the Trust’s Pool Account is credited by the Mint with an equivalent amount of Fine Gold credits. If, following the receipt of a Facilitated Unallocated Deposit Request Form, the Mint determines that it is not practicable to facilitate the transfer of the Fine Gold credits identified therein, the Mint will notify the Sponsor of such on the same Business Day it received the Facilitated Unallocated Deposit Request Form if the said form was received by no later than 4:00 p.m. Ottawa time, or, if received after 4:00 p.m. Ottawa time, on the following Business Day; in such a case, the Sponsor shall make alternative arrangements with the Authorized Participant.
(iv)
Exchanges of ESG Approved Gold held by the Mint on an allocated basis pursuant to the allocated gold storage and custody agreement dated June 10, 2022, bearing number LS2021-065 entered into between the Trust, the Sponsor and the Mint (the “Allocated Gold Storage and Custody Agreement”) for Fine Gold credits to be held by the Mint on an unallocated basis pursuant to the terms of this agreement.

3.3
The Fine Gold underlying the credits in the Trust’s Pool Account will be stored by the Mint on an unallocated basis, such that the Fine Gold will be used by the Mint within its general refinery and production operations and will not be held separately from the other Fine Gold held by the Mint on an unallocated basis. From time to time, such unallocated Fine Gold may be in the possession of third-party service providers engaged by the Mint to perform refining and other services. For the purposes of the Agreement, any such Fine Gold shall be deemed to be in the custodial care of the Mint, and, for greater certainty, shall be subject in all respects to the provisions of the Agreement.

3.4
The Sponsor shall provide the Mint with the names and signatures of the authorized representatives who are empowered to transact in and manage the Pool Account on behalf of the Trust (collectively the “Authorized Representatives”). The Sponsor shall ensure that the list of the Authorized Representatives is kept up to date. Without prejudice to the foregoing, the Mint may, from time to time, request from the Sponsor confirmation of the list of Authorized Representatives and their respective signatures. Alternatively, the Mint and the Sponsor may establish, by mutual agreement in writing, different control mechanisms to establish authority for Pool Account transactions. In any event, it is agreed that the Mint is not liable for any transaction in the Trust’s Pool Account fraudulently executed in the name of an Authorized Representative.

3.5
The Mint agrees to exercise the same degree of care and diligence in safeguarding the Fine Gold in the Pool Account as any reasonably prudent person acting as a custodian would exercise in the same circumstance or at least the same degree of care as it exercises with respect to its own property of a similar kind, if this is a higher degree of care.

4. TRANSFERS OF CREDITS, DIRECT DEPOSITS & PHYSICAL WITHDRAWALS
TRANSFERS OF CREDITS
4.1
From time to time, the Sponsor may wish to transfer Fine Gold credits from the Trust’s Pool Account to an Authorized Participant’s Loco London Account. In such a case, the Sponsor will provide the Mint with a Facilitated Unallocated Transfer Request Form signed by an Authorized Representative and the Mint will either:

(i)
If practicable (as determined by the Mint), the Mint will transfer an amount of Fine Gold credits from its Loco London Account equal to the number of credits identified in the applicable Facilitated Unallocated Transfer Request Form to an Authorized Participant’s Loco London Account within two (2) Business Days following the receipt of the Facilitated Unallocated Transfer Request Form. In such a case, the Mint will debit an equal amount of Fine Gold credits from the Trust’s Pool Account; property in the Fine Gold credits debited from the Trust’s Pool Account will vest with the Mint from the time the Authorized Participant’s Loco London Account is credited by the Mint. For a service fee set forth in the Letter Agreement, the Mint will maintain an amount of Fine Gold credits in its Loco London Account available for use for the purpose of facilitating transfers of Fine Gold credits from the Trust’s Pool Account to an Authorized Participant’s Loco London Account in furtherance to this clause 4.1(i); the said amount of Fine Gold credits to be maintained by the Mint will fluctuate over time and will be equal to the total amount of Fine Gold credits received by the Mint in its Loco London Account from Authorized Participants’ Loco London Accounts in furtherance to sub-clause 3.2(iii), less (a) the total amount of Fine Gold credits debited from Trust’s Pool Account for Physical Withdrawals pursuant to sub-clause 4.22; and (b) the total amount of Fine Gold credits transferred to Authorized Participants’ Loco London Accounts in furtherance to sub-clause 4.1(i) and 4.1(ii).

(ii)
If the Mint determines that the transaction outlined in sub-clause 4.1(i) is not practicable, the Mint will notify the Sponsor of such on the same Business Day it received the Facilitated Unallocated Transfer Request Form if the said form was received by no later than 4:00 p.m. Ottawa time, or, if received after 4:00 p.m. Ottawa time, on the following Business Day, and the Sponsor shall arrange for an amount of Fine Gold credits equal to the number of credits identified in the applicable facilitated Unallocated Transfer Request Form to be credited to the Mint’s Loco London Account by a third party holding an unallocated pool account with the Mint and shall forthwith provide the Mint with the identity of said third party. Within one (1) Business Day from the receipt by the Mint of the Fine Gold credits in its Loco London Account, the Mint will transfer the credits to the Authorized Participant’s designated Loco London Account.

4.2
Within approximately one (1) Business Day from the receipt by the Mint of a duly filled out Transfer Request Form signed by an Authorized Representative, the Mint will transfer the specified number of credits from the Trust’s Pool Account to the pool account of a third party held at the Mint in accordance with said Transfer Request Form.

4.3	When a transfer request is received from a third party to perform a transfer of credits from said third party’s pool account held at the Mint to the Trust’s Pool Account, a

Transfer Confirmation will be provided to the Sponsor by e-mail on the same Business Day the transfer of credits is executed.
4.4	The Mint will only execute Transfers of Credits and/or Physical Withdrawals where the Trust has sufficient credits in its Pool Account.
DIRECT DEPOSITS
4.5	In order to make Direct Deposits, the Sponsor shall, for each Direct Deposit, submit to the Mint a duly filled out Direct Deposit Request Form signed by an Authorized Representative.
4.6
Direct Deposit Request Forms shall be submitted to the Mint at least two (2) Business Days prior to the Business Day the Sponsor wishes the Fine Gold to be delivered to the Mint’s Facility. Within approximately one (1) Business Day following receipt of said form, the Mint shall inform the Sponsor of an acceptable date for the delivery of the Fine Gold at the Mint’s Facility. The Mint reserves the right to suggest an alternative delivery date or to refuse receipt of Fine Gold in the event of storage capacity limitations.

4.7	The Sponsor agrees that it shall never conceal or misrepresent any material fact or circumstance concerning the Fine Gold delivered to the Mint.
4.8
If Fine Gold arrives at the Mint’s Facility without a corresponding Direct Deposit Request Form having been submitted in accordance with this clause 4 or if the Fine Gold arrives on a different Business Day than the one confirmed by the Mint in accordance with sub-clause 4.6, the Mint may, at its discretion, refuse to accept delivery of such Fine Gold or any portion thereof. In such case, the Sponsor shall forthwith arrange for the return of such Fine Gold and shall provide Returning Instructions to the Mint. Pending the taking into possession of the Fine Gold by the Customer, the Mint may take any action it considers appropriate for handling said Fine Gold and, upon demand, the Customer shall pay to the Mint any reasonable expenses incurred by the Mint in doing so.

4.9
The Sponsor shall ensure that Fine Gold delivered to the Mint’s Facility is packed in a manner that is safe and secure in accordance with industry standards. If the Fine Gold arrives at the Mint’s Facility on Improperly Packed Pallets, the Sponsor will be notified by the Mint that it considers the state of the packing to pose a potential safety hazard.

4.10
Any container shipped to the Mint’s Facility must not exceed 90 pounds and must be in good condition. Pallets and strapping must be intact with the total weight of the respective pallets plus contents not exceeding 2,000 pounds. The containers must be packaged in a manner such that shipment is safe to handle, preferably using tamper-proof packaging and seals where possible. Each container will be clearly labelled with the Trust’s name and account number.

4.11
In the event Fine Gold is not packaged in a manner that conforms to the requirements specified in sub-clauses 4.9 and/or 4.10, the Customer shall pay to the Mint supplementary handling charges to be assessed by the Mint acting reasonably on a case-by-case basis.

4.12
The Sponsor shall provide the Mint, prior to the Fine Gold being shipped to the Mint’s Facility, a material safety data sheet identifying any chemicals used to treat the shipment or container for fumigation, insecticide, moisture control purposes, and for other similar purposes.

4.13
The Customer hereby represents and warrants that any and all Fine Gold sent to the Mint shall not contain any deleterious and/or hazardous substances. Should the Customer know or suspect that the Fine Gold or any portion thereof may contain any deleterious and/or hazardous substances, the Sponsor shall notify the Mint of such in writing prior to the same being delivered to the Mint’s Facility. The Mint reserves the right to sample and test the Fine Gold for the presence of deleterious and/or hazardous substances. The Customer shall indemnify and hold harmless the Mint, its directors, officers, employees, and agents, in respect of any damages, costs or expenses or any claim, action, suit or other proceeding, including reasonable settlement, judgment and attorney’s fees, arising out of the presence of such deleterious and/or hazardous substances.

4.14
The Mint reserves the right to reject Fine Gold which contain a deleterious and/or hazardous substance or is, or becomes, unsuitable or undesirable for handling or for metallurgical, environmental or other reasons.

4.15
In the event a Direct Deposit is rejected by the Mint pursuant to sub-clause 4.14, the Sponsor shall forthwith arrange for the return of the Fine Gold relating thereto and provide the Mint with Returning Instructions. Pending the taking into possession of the Fine Gold by the Customer, the Mint may take any action it considers appropriate for handling said Fine Gold and, upon demand, the Customer shall pay to the Mint any reasonable expenses incurred by the Mint in doing so.

4.16
The Sponsor shall enclose a packing list with any and all shipments of Fine Gold. Said packing list will include a detailed description of the contents of the shipment, identifying the count of individual items, type, gross weight in Ounces, the assay characteristics, the bar brands and the bar numbers.

4.17
Direct Deposits that arrive at the Mint’s Facility after 3 p.m. Ottawa time on a Business Day shall be deemed received on the following Business Day for the purpose of determining the approximate date for crediting the Pool Account.

4.18
Upon receiving Fine Gold at the Mint’s Facility in accordance with the terms and conditions contained herein, the Mint shall: (i) weigh the Fine Gold received in order to determine their gross weight and compare its weight results with the gross weight indicated in the applicable Direct Deposit Request Form; and (ii) when a shipment contains bars, compare the quantity of bars received and the respective bar numbers with the quantity of bars and bar numbers indicated in the applicable Direct Deposit Request Form.

4.19
In the event the results of the Mint’s weighing, count and verification made pursuant to sub-clause 4.18 correspond to the information contained in the applicable Direct Deposit Request Form, the Mint shall, within approximately one (1) Business Day after the date of receipt of the Fine Gold at the Mint’s Facility, credit the Pool Account accordingly and transmit to the Sponsor a Deposit Receipt.

4.20
In the event the Mint discovers a discrepancy between the results of its weighing, count and verification made pursuant to sub-clause 4.18 and the information contained in the applicable Direct Deposit Request Form, the Mint shall promptly send a Notice of Discrepancy to the Sponsor. In such an event, the Mint shall suspend all activity and the Sponsor shall forthwith either: (a) issue a revised Direct Deposit Request Form to correct said discrepancy; or (b) arrange for the return of the Fine Gold and provide Returning Instructions to the Mint. Notwithstanding the foregoing, in the event that the Mint’s weighing, count and verification result in an excess of Fine Gold, the Mint reserves the right to refuse to accept such excess Fine Gold; in such case, the Sponsor shall forthwith arrange for the return of said Fine Gold and provide Returning Instructions to the Mint.

4.21
The parties expressly understand and agree that the Mint does not assume any liability as to the authenticity or assay characteristics of any Fine Gold and does not assume any liability in regards to any discrepancies identified between the weight, count, bar numbers and other items stated in the applicable Direct Deposit Request Form and the actual weight, count, bar numbers and other items verified pursuant to sub-clause 4.18 of the Fine Gold received at the Mint’s Facility.

PHYSICAL WITHDRAWALS
4.22
The Sponsor may, by submitting to the Mint a duly filled out Withdrawal Request Form signed by an Authorized Representative, make a Physical Withdrawal of Fine Gold in the form of at least forty (40) 400-Ounce London Good Delivery bars of ESG Approved Gold (as defined below) to be stored by the Mint on an allocated basis pursuant to the Allocated Gold Storage and Custody Agreement. Notwithstanding the foregoing, the first such Physical Withdrawal of Fine Gold in the form of 400-Ounce London Good Delivery bars of ESG Approved Gold to be stored by the Mint under the Allocated Gold Storage and Custody Agreement may be made for an amount of at least fifteen (15) 400-Ounce London Good Delivery bars.

4.23
“ESG Approved Gold” is gold bullion refined by the Mint originating from mining companies and mines that meet certain environmental, social and governance (“ESG”) standards established by the Sponsor (the “ESG Criteria”). The ESG Criteria is intended to be in addition to those used in the LBMA Responsible Sourcing Program, as detailed in the LBMA’s Responsible Gold Guidance, and are designed to provide investors with an enhanced level of ESG scrutiny along with disclosure of the provenance of the metal sourced. The application of the ESG Criteria involves multiple levels of analysis. Each mining company that meets the applicable criteria will be designated as an “ESG Approved Mining Company”. The Sponsor will also evaluate individual mine site locations of ESG Approved Mining Companies. All mining companies and mines identified as potential sources for ESG Approved Gold must meet the Mint’s responsible sourcing requirements (the “Mint’s Responsible Sourcing Requirements”), including verifications made by the Mint in order to assess ongoing compliance with the requirements outlined under the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the LBMA Responsible Gold Guidance, the requirements of the Mint’s Responsible Metals Program and the Mint’s Anti-Money Laundering and Anti-Terrorist Financing Program in compliance with the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada). Each mining location of that ESG Approved Mining Company that meets the ESG Criteria and the Mint’s Responsible

Sourcing Requirements will be designated as an “ESG Approved Mine”. Only ESG Approved Mines that have entered into a refining agreement with the Mint on terms acceptable to the Mint will be permitted to supply the raw material for the production of ESG Approved Gold.
4.24	The ESG factors used for the ESG assessment of mines and miners generally will encompass the following factors:
Environmental Factors
•	Energy use and greenhouse gas emissions
•	Tailings and waste management
•	Conservation and water management
•	Mine site remediation
Social Factors
•	Worker safety and health
•	Community relations
•	Natural resource benefit to local communities
•	Child and forced labour
Governance Factors
•	Corporate governance
•	Workplace and gender diversity
•	Fair executive compensation
•	Corporate transparency and disclosures
4.25
The ESG Criteria are anticipated to evolve over time without notice at the sole discretion of the Sponsor and one or more criterion may not be relevant with respect to all sources of gold. Factors that may result in a change to the ESG Criteria may include changes to current gold mining techniques or standards, evolving legal standards, the introduction of new standards or evaluation frameworks within the mining industry or the elimination of existing standards or frameworks that in the view of the Sponsor are relevant to the ESG assessment of a mining company or mine site.

4.26
The Mint’s Responsible Sourcing Requirements are anticipated to evolve over time without notice at the sole discretion of the Mint. The Mint will also stop refining gold from ESG Approved Mines that no longer meet the Mint’s Responsible Sourcing Requirements, as determined by the Mint from time to time.

4.27
The Sponsor is responsible for any costs associated with researching, establishing and maintaining the ESG Criteria, assessing mining companies and mines against certain of the ESG Criteria and the diligence of the Trust’s ESG Approved Gold holdings, and will conduct research on each mining company using its in-house investment professionals. The Sponsor will use its judgment to reach a final determination on an ESG Approved Mine by considering a variety of objective and subjective factors. For example, the Sponsor intends to objectively analyze third party assessments (including ratings of mining companies or mining sites), sell-side research analyst reports and company reports. Other factors associated with the evaluation of a mining company or a mining site, including interviews with key personnel to assess whether such a mining company or mine meets the ESG Criteria, will require the subjective judgment of the Sponsor.
4.28
The Mint expects that it will be able to refine and produce ESG Approved Gold within approximately five (5) days following the receipt of a duly filled out Withdrawal Request Form signed by an Authorized Representative, subject to availability, production capacity and certain minimum size requirements specified in sub-clause 4.22 hereof. The Business Day on which the Physical Withdrawal is to occur will be confirmed to the Sponsor in writing by the Mint.

4.29
A Receipt of Deposit will be issued to the Sponsor by e-mail on the Business Day the production of all ESG Approved Gold underlying a Withdrawal Request Form is completed. The said ESG Approved Gold will be deemed to be stored under the Allocated Gold Storage Agreement as of the issuance of the applicable Receipt of Deposit.

4.30
Although ESG Approved Gold is of guaranteed weight and purity, the Mint provides no warranty with respect to the suitability thereof for any particular purpose. The Mint provides no warranty whatsoever and assumes no legal liability or responsibility with respect to the merchantability or fitness for any purpose of and/or the presence of any contaminants in ESG Approved Gold. Moreover, neither the Mint, nor any of its officers, agents, directors or employees, makes any warranty or assumes any legal liability or responsibility with respect to any impurities which may be contained in ESG Approved Gold.

TIMEFRAMES
4.31
Timeframes relating to Work to be done by the Mint under this clause 4 are estimates only. The Mint will endeavour to meet these estimates. However, the parties agree that the Mint will not be liable for any damages, costs and/or expenses which may be sustained by the Customer arising out of the Mint exceeding said estimates.

TRANSPORTATION COSTS
4.32	Except when otherwise specified in the Agreement, all Transportation Costs to and from the Mint’s Facility shall be borne by the Customer.
5. STATEMENTS; ACCESS TO RECORDS AND INSPECTION RIGHTS
5.1
The Mint will send the Sponsor an inventory statement for the Account on a daily basis.  Monthly inventory statements shall also be issued no later than seven (7) Business Days following the end of each calendar month. Daily and monthly inventory statements will include a summary of all Pool Account activity processed during the day the statement is issued or during the previous calendar month, as applicable, in addition to the Pool Account balance.

5.2
The Mint will cooperate with the Trust’s officers, properly designated representatives and independent public accountants with respect to information or confirmation and other reasonable assistance needed regarding the records of the Pool Account for the purpose of confirming the content of those records. In addition, the Mint understands that, in connection with the preparation of the Trust’s financial statements that will be filed from time to time with the U.S. Securities and Exchange Commission, officers of the Sponsor will be required by law or regulation to provide written assurances regarding the reliability of the internal controls used in the preparation of those financials. To the extent that the Mint’s activities or controls with respect to providing services related to the Pool Account are relevant to the information presented in the Trust’s financial statements, the Mint will reasonably cooperate with the Sponsor to enable the Sponsor to provide the required written assurances referred to above and to enable the Trust’s independent public accountants to provide any required attestation or reporting in connection with such assurances.
6. FEES AND CHARGES
6.1
The Sponsor will pay to the Mint the fees and charges as agreed pursuant to that certain letter agreement between the Sponsor and the Mint dated June 10, 2022, bearing number LS2021-067 (the “Letter Agreement”), in addition to any other fees, charges and costs to be paid pursuant to the Agreement.

7. REPRESENTATIONS, WARRANTIES & INDEMNIFICATION
7.1	The Customer represents and warrants that:
(a)	the Fine Gold sent to the Mint’s Facility for Direct Deposits does not originate from, and are not related to, any form of illegal, unlawful or criminal activity;
(b)
it has legal title to, or is the duly authorized agent of the owner of, the Fine Gold sent to the Mint’s Facility for Direct Deposits, and that possession thereof is transferred to the Mint free and clear of all liens and encumbrances;

(c)	no bribe, gift or other inducement has been paid, given, promised or offered to any official or employee of the Mint for, or with a view to, the obtaining of the Agreement by the Customer; and
(d)	it has not employed any person to solicit or secure the Agreement upon any agreement for a commission, percentage, brokerage or contingent fee.

7.2	The Customer shall indemnify and hold harmless the Mint, its directors, officers, employees, and agents, in respect of any damages, losses, costs or expenses or any claim, action, suit or other proceeding, including reasonable settlement, judgment and attorney’s fees, arising out of:
(a)	the presence of any employee, agent, representative or contractor of the Customer at the Mint’s Facility in connection with the Agreement; and
(b)	any material breach of the material representations, warranties or covenants made by the Customer under the Agreement, including, but not limited to, those contained under sub-clause 7.1.
8. RISK OF LOSS AND DESTRUCTION & COMPENSATION
8.1
The Mint shall take good care, custody and control of the Fine Gold in the Pool Account and bears the risks of loss, theft or destruction of the unallocated Fine Gold underlying the credits in the Customer’s Pool Account from the time the Fine Gold has been taken into the Mint’s possession and control, whether through Direct Deposits or through Transfers of Credits. Should the Mint discover a discrepancy between the results of its weighing, count and verification made pursuant to sub-clause 4.18 and the information contained in the applicable Direct Deposit Request Form, the Mint’s liability under the Agreement for the Fine Gold relating to the pertinent Direct Deposit shall be immediately adjusted to the gross weight in Ounces of such Fine Gold as determined by the Mint upon the issuance by the Mint of a Notice of Discrepancy. In no event shall the Mint be liable for Fine Gold which was not actually delivered to the Mint’s Facility or taken into the Mint’s possession and control.
8.2
The Mint’s liability in respect of any portion of Fine Gold for the purposes of the above sub-clause 8.1 will terminate upon: (i) a Transfer of Credits; (ii) at the expiration of the sixty (60) calendar days’ prior notice of termination for convenience pursuant to clause 12, whether or not the Fine Gold remains in the Mint’s custody; or (iii) thirty (30) calendar days following the termination of the Agreement for default, whether or not the Fine Gold remains in the Mint’s custody.

8.3
ESG Approved Gold produced in furtherance to a Withdrawal Request Form is subject to the terms of the Allocated Gold Storage Agreement from the time the applicable Receipt of Deposit is issued by the Mint in accordance with the terms hereof, including, without limitation, the terms thereof relating to risk of loss, limitation of liability and compensation in the event of a loss, theft or destruction.

8.4
Notwithstanding anything to the contrary in the Agreement and in addition to any other limitations of liability of the Mint provided herein and/or at law, the Mint is not liable for any damages, losses, costs and/or expenses and/or for non-performance and/or delays of service caused by or resulting from any of the following, whether suffered directly or indirectly by the Mint:

(a)
either: (1) war, hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (i) by any government or sovereign power (de jure or de facto), or by any authority maintaining or using military, naval or air forces; or (ii) by military, naval or air forces; or (iii) by an agent of any such government, power, authority or forces; or (2) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence or confiscation by order of any government or public authority.

(b)
either: (i) any chemical, biological, or electromagnetic weapon; (ii) the use or operation, as a means for inflicting harm, of any computer, computer system, computer software, computer software program, malicious code, computer virus or process or any other electronic system; (iii) ionising radiations from or contamination by radioactivity from any nuclear fuel or from any nuclear waste or from the combustion of nuclear fuel; (iv) the radioactive, toxic, explosive or other hazardous or contaminating properties of any nuclear installation, reactor or other nuclear assembly or nuclear component thereof; (v) any weapon or device employing atomic or nuclear fission and/or fusion or other like reaction or radioactive force or matter; or (vi) the radioactive, toxic, explosive or other hazardous or contaminating properties of any radioactive matter; the exclusion in this sub-clause (vi) does not extend to radioactive isotopes, other than nuclear fuel, when such isotopes are being prepared, carried, stored, or used for commercial, agricultural, medical, scientific or other similar peaceful purposes.
(c)
any act of terrorism or any action taken in controlling, preventing, suppressing or in any way relating to any act of terrorism. An act of terrorism means an act, including but not limited to the use of force or violence and/or the threat thereof, of any person or group(s) of persons, whether acting alone or on behalf of or in connection with any organization(s) or government(s), committed for political, religious, ideological or similar purposes including the intention to influence any government and/or to put the public, or any section of the public, in fear;

(d)	a case of Force Majeure.
8.5
Should the Mint discover a loss, theft and/or destruction of Fine Gold that would diminish the quantity of physical, unallocated Fine Gold owned by the Customer under the Agreement (or regarding which the Customer is the duly authorized agent of the owner), the Mint shall give a Notice of Loss to the Sponsor, in the manner specified in sub-clause 13.1, within five (5) Business Days of the Mint’s discovery of any such loss, theft and/or destruction. Should the Sponsor receive a monthly statement of account in which a discrepancy in the quantity of Fine Gold credits first appears, the Sponsor shall give the Mint, in the manner specified in sub-clause 13.2, a Notice of Loss regarding such a discrepancy no later than sixty (60) calendar days following reception of the said monthly statement of account. In the event that a Notice of Loss is given by either party in accordance with the above, the Sponsor shall forthwith provide the Mint with an affirmative written statement, subscribed and sworn to by a duly authorized officer or employee of the Customer, detailing the Fine Gold lost, stolen or destroyed and substantiated by the books, records and accounts of the Customer. Should the Sponsor either (i) fail to give a Notice of Loss within the period stated herein; or (ii) fail to bring an action, suit and/or proceeding within twelve (12) months from the receipt of a monthly statement of account in which a discrepancy in the quantity of Fine Gold credits first appears, all claims with respect to the Fine Gold credits not appearing on the monthly statement of account shall be deemed to have been waived, and no action, suit and/or other proceeding in relation thereto shall be brought against the Mint.

8.6
Conditional upon the Sponsor giving the Mint a Notice of Loss in accordance with sub-clause 8.5 where the Sponsor discovers a discrepancy in the quantity of Fine Gold credits stated in the monthly statement of account, in the event of loss, theft and/or destruction of Fine Gold where the Mint bears the risks of loss or destruction in accordance with the Agreement, the Mint shall, at its discretion, either:

(i)	as soon as practicable, replace the quantity of lost, stolen and/or destroyed Fine Gold;
(ii)
as soon as practicable, compensate the Trust via the Sponsor for the monetary value of the lost, stolen and/or destroyed Fine Gold using the p.m. price of gold expressed in U.S. dollars, as published by the LBMA (or, should the LBMA cease to publish gold prices, any other gold spot rate selected by the Mint acting reasonably), on the first (1st) trading day following the discovery of the said loss, theft and/or destruction by the Mint, if first discovered by the Mint, or, if first discovered by the Customer, on the first (lst) trading day following the date the relevant Notice of Loss was given to the Mint; or

(iii)
as soon as practicable, replace a portion of the lost, stolen and/or destroyed Fine Gold and compensate the Trust via the Sponsor for the monetary value of the remaining portion of lost, stolen or destroyed Fine Gold using the p.m. price of gold expressed in U.S. dollars, as published by the LBMA (or, should the LBMA cease to publish gold prices, any other gold spot rate selected by the Mint acting reasonably), on the first (1st) trading day following the discovery by the Mint of said loss, theft and/or destruction, if first discovered by the Mint, or, if first discovered by the Customer, on the first (1st) trading day following the date the relevant Notice of Loss was given to the Mint.

8.7
Except as otherwise specifically provided under the Agreement, neither party shall be liable for special, incidental, consequential, indirect and/or punitive losses and/or damages (including lost profits and/or lost savings), whether or not they had knowledge that such losses and/or damages might be incurred.

8.8
Upon the Mint replacing and/or compensating the Trust for a loss and/or destruction of Fine Gold as provided in this clause 8, the Customer hereby agrees to and does hereby assign to the Mint all of its rights, title and interests in the lost and/or destroyed Fine Gold and in the Customer’s rights of recovery against third parties in relation to the said lost and/or destroyed Fine Gold, and agrees to execute any documents necessary to perfect such assignment upon request by the Mint or the Mint’s insurers.

9. CONFIDENTIALITY
9.1
Subject to the exceptions set out below, the receiving party shall keep confidential the disclosing party’s Confidential Information and shall not use any of the disclosing party’s Confidential Information except for the purposes contemplated in the Agreement.

9.2
The receiving party shall disclose the Confidential Information only to those of its own employees, agents or consultants who require the Confidential Information for the purpose of the Agreement. Prior to disclosure of the Confidential Information to its own employees, agents or consultants, the receiving party shall issue, or shall have issued, appropriate instructions to satisfy its obligations under the Agreement. Any agents or consultants to whom the disclosing party’s Confidential Information is to be disclosed shall be first bound, by agreement in writing, to observe terms of confidentiality which are at least as stringent as those set out in the Agreement.

9.3
Confidential Information shall be maintained by the receiving party in the same manner as the receiving party keeps its own Confidential Information of a similar nature and, in any event, the Confidential Information shall be kept in accordance with reasonable and prudent standards.

9.4	The receiving party shall not be liable for disclosure of the Confidential Information where disclosure is made in either of the following cases:
(a)	the Confidential Information had already entered the public domain other than through a breach of the Agreement;
(b)	prior to disclosure, the Confidential Information was lawfully obtained by the receiving party from a third party or parties without restriction on disclosure and without a breach of the Agreement;
(c)	the Confidential Information was known to the receiving party without restriction on disclosure prior to its initial disclosure by the other;
(d)	the Confidential Information is independently developed by the receiving party; or
(e)
the disclosure is required by law and/or pursuant to an order of a court, administrative tribunal, regulatory authority or other body having the power to compel the production of Confidential Information, or pursuant to a government directive or policy. Such disclosure shall be made only to the extent so ordered.

9.5
The Mint is subject to the Access to Information Act (Canada) and is required thereunder to respond within statutory deadlines to any access to information request. In so doing, the Mint will manage any disclosure of records it deems responsive in its control in accordance with the Access to Information Act and will redact commercially sensitive third-party information as permitted by law. The Mint is subject to the Privacy Act (Canada), which is the Canadian federal public sector privacy legislation regarding the collection, use, disclosure and protection of personal information. The Privacy Act requires that the Mint only use personal information for the purposes for which it is collected. The Mint will comply with the applicable requirements of the Privacy Act and will not share personal information collected through its due diligence activities with any third party, including but not to limited to, the Sponsor and the Trust.

10. MAINTAINING POOL ACCOUNT ACTIVE
10.1	The Mint reserves the right to deem the Pool Account as inactive if there exists no account activity within eighteen (18) consecutive months.
10.2
Where the Pool Account has been deemed inactive in accordance with sub-clause 10.1, the Mint may, at its discretion, deactivate said Pool Account following sixty (60) calendar days’ prior written notice to the Sponsor.

10.3
The Mint may also, at its discretion, deactivate the Pool Account by giving the Sponsor a written notice to that effect upon or following the termination of the Agreement in accordance with clause 11 or 12, as applicable.

10.4
If, upon the Pool Account being deactivated, there exists a positive balance therein, the Sponsor shall forthwith either: (a) make a Physical Withdrawal of the remaining credits; and/or (b) make a Transfer of Credits of the remaining credits.

10.5
Where the Customer opts to make a Physical Withdrawal of the positive balance and/or a Transfer of Credits, said transactions will be subject to all applicable standard processing fees and charges (including, without limitation, Transfer of Credits charges, fabrication fees, handling fees).

10.6
In the case described in sub-clause 10.4, the Mint may also, at the Mint’s sole discretion, make an offer in writing to the Sponsor to purchase the remaining Pool Account credits at a price based on the p.m. price of gold expressed in U.S. dollars, as published by the LBMA (or, should the LBMA cease to publish gold prices, any other gold spot rate as selected by the Mint acting reasonably), on the Business Day the Mint gives the offer to the Sponsor, subject to any required pricing adjustments (e.g. trading spread relative to the p.m. price).
10.7
Where the Mint makes an offer to the Sponsor pursuant to sub-clause 10.6, the Sponsor shall have two (2) Business Days to notify the Mint in writing of the acceptance or rejection of the offer. If the Sponsor does not accept the offer within two (2) Business Days, the offer is deemed rejected. In the case where the Sponsor expressly rejects the offer or the offer is deemed rejected, the Sponsor shall forthwith pursue options (a) and/or (b) under sub-clause 10.4. If the Sponsor accepts the offer, the Mint will make a payment to the Sponsor within three (3) Business Days from the Mint’s receipt of the notice of acceptance of the offer, at which time the credits will be transferred to the Mint and the underlying Fine Gold will become the Mint’s property.

10.8
Where there is a positive balance in the Pool Account being deactivated and the Sponsor fails to either make a Physical Withdrawal and/or make a Transfer of Credits of the remaining credits within five (5) years from the date the Pool Account has been deactivated, the Pool Account will be deemed to be abandoned, and will be closed. Any credits in the Pool Account will be removed and held by the Mint in reserve for a further five (5) years. Said credits may still be claimed by the Sponsor during this 5-year period, after which time the credits and the underlying Fine Gold will be forfeited and paid to the Mint.

10.9
If, upon deactivation, there exists a negative balance in the Pool Account, the Customer shall, without delay, either: (a) make a Direct Deposit equal to the quantity of the Fine Gold required to offset the outstanding negative balance in accordance with the terms and conditions of clause 4; or (b) purchase unallocated Fine Gold credits from an existing Mint customer who maintains an active pool account with the Mint in the amount required to offset the outstanding negative balance and provide the existing Mint customer with instructions to transfer said credits to the Mint.

11. TERMINATION FOR DEFAULT
11.1
Where: (i) the Sponsor and/or the Trust is in default in carrying out any of its obligations under the Agreement and fails to correct said default within ten (10) Business Days following a written notice sent by the Mint to the Sponsor and the Trust informing them of the default; (ii) the Sponsor and/or the Trust is dissolved or adjudged bankrupt, or a trustee, receiver or conservator of the Sponsor and/or the Trust or of their property is appointed, or an application for any of the foregoing is filed; or (iii) the Sponsor and/or the Trust is in material breach of any material representation or warranty contained herein, the Mint may, upon giving written notice to the Sponsor and the Trust, terminate the Agreement.

11.2
Where: (i) the Mint is in default in carrying out any of its obligations under the Agreement and fails to correct said default within ten (10) Business Days following a written notice sent by the Sponsor to the Mint informing the latter of the default; (ii) the Mint is dissolved or adjudged bankrupt, or a trustee, receiver or conservator of the Mint or of its property is appointed, or an application for any of the foregoing is filed; or (iii) the Mint is in material breach of any material representation or warranty contained herein, the Sponsor may, upon giving written notice to the Mint, terminate the Agreement.

11.3	In the event the Mint is in possession of a Direct Deposit which has not been credited to the Pool Account prior to giving the written notice of termination pursuant to clause 11.1 or 11.2, as applicable, the Sponsor shall, upon receipt of the said written notice, arrange for the return of the Fine Gold relating to such Direct Deposit and provide the Mint with Returning Instructions.
11.4
In case of termination by the Mint pursuant to the present clause, (i) the Customer shall be liable towards the Mint for all losses and damages which may be suffered by the Mint by reason of the default or occurrence upon which the termination was based.

12. TERMINATION FOR CONVENIENCE
12.1
Notwithstanding anything contained herein, either party to the Agreement may, at its sole discretion, terminate the Agreement by giving the other party sixty (60) calendar days’ written notice to that effect.

12.2
In the event the Mint is in possession of a Direct Deposit which has not been credited to the Pool Account prior to the giving of the written notice of termination pursuant to sub-clause 12.1, the Sponsor shall, upon receipt of the said written notice, arrange for the return of the Fine Gold relating to such Direct Deposit and provide the Mint with Returning Instructions. The Mint shall reimburse the Sponsor for all reasonable and duly substantiated Transportation Costs in relation thereto where such notice of termination is given by the Mint.

12.3
In the event of termination under the present clause, the Customer will have no claim for compensation except as otherwise specified in the Agreement and will have no claim for damages or loss of profit as a result of the termination.

13. NOTICES
13.1
Except as provided under sub-clause 13.2, any notice given under the Agreement will be in writing, and will be delivered by messenger, by prepaid registered mail or by email to the following addresses:

If to the Mint:	If to the Sponsor:

Royal Canadian Mint	Sprott Asset Management LP
320 Sussex Drive	320 Post Road, Suite 230
Ottawa, Ontario, Canada K1A 0G8	Darien, Connecticut 06820
c/o Lorne Whitmore	Attention: Whitney George
Managing Director, Sales	Email: wgeorge@sprottusa.com
 B2B — Bullion & Numismatic
 Email: whitmore@mint.ca

 If to the Trust:

Sprott ESG Gold ETF
c/o Sprott Asset Management LP
320 Post Road, Suite 230
Darien, Connecticut 06820
Attention: Whitney George

Email: wgeorge@sprottusa.com
13.2	Notwithstanding sub-clause 13.1, a Notice of Loss given by the Sponsor to the Mint pursuant to sub-clause 8.5 will be in writing and will be delivered by email to the following address:
Royal Canadian Mint
c/o Norman Toye
Treasury and Risk Management Department
Email: mintriskmgt@mint.ca
13.3	A party may change its address by informing the other party of the new address in writing.
13.4
A notice shall be deemed to have been given: (i) when received, if delivered by messenger; (ii) upon electronic confirmation of delivery, if delivered or transmitted by email (or, if such day is not a Business Day or if delivery or transmission is made on a Business Day after 5:00 p.m. at the place of receipt, then on the next Business Day); or (iii) on the fourth (4th) Business Day following the date of mailing, if sent by prepaid registered mail; provided, however, that if at the time of mailing or within four (4) Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice hereunder shall be delivered or transmitted by means of email.

13.5
Any party sending a Notice of Loss shall also endeavour to call the receiving party on the day the Notice of Loss is issued, to notify them of the issuance of the Notice of Loss, at the following telephone numbers:

If to the Mint:	If to the Sponsor:
Royal Canadian Mint	Sprott Asset Management LP
Treasury and Risk Management	c/o Whitney George
Department	Telephone: 203-636-0977
c/o Norman Toye
Telephone: 613-851-1022

14. SURVIVAL OF CLAUSES
14.1
All the parties’ obligations of confidentiality, indemnification, representations and warranties set out in the Agreement, the provisions relating to the maintaining of active Pool Account, the provisions relating to payment of charges, taxes and other amounts, as well as the provisions which, by the nature of the rights or obligations might reasonably be expected to survive, will survive the termination of the Agreement, in addition to any other provisions which survive by operation of law.

15. AMENDMENTS
15.1	Except as specifically provided for herein, the Agreement may not be waived, altered or amended except by an instrument in writing duly executed by the Customer and the Mint.

16. ASSIGNMENT
16.1
The Agreement shall be binding on the Customer and the Mint and their respective successors and permitted assigns. Neither the Customer nor the Mint shall assign or transfer its rights or obligations hereunder without the prior written consent of the other party. Any such consent shall not be unreasonably delayed and/or withheld.

17. SEVERABILITY
17.1
If any provision of the Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision and all other provisions hereof shall continue in full force and effect.

18. WAIVER
18.1
The failure of a party to insist upon strict adherence to any term of the Agreement on one or more occasions will not be considered a waiver or deprive the party of the right thereafter to insist upon strict adherence to that term or any other term of the Agreement.

19. MEMBERS OF THE HOUSE OF COMMONS
19.1	No Member of the House of Commons shall be admitted to any share or part of the Agreement or to any benefit to arise therefrom.
20. INVESTMENT ADVICE
20.1
It is understood and agreed that, as part of its services under the Agreement, the Mint has not undertaken a duty to supervise the Trust’s and the Customer’s investment in, or to make any recommendation to the Trust or the Customer with respect to, the purchase, sale or other disposition of Fine Gold or the balance of credits the Customer maintains in its Pool Account.

21. NO PARTNERSHIP
21.1
Nothing contained in the Agreement shall create between the parties the relationship of principal and agent, mandator and mandatary, partnership or joint venture. The Customer has no authority to and undertakes not to make any representation relating to the Mint, nor give any warranty or representation on behalf of the Mint, without the Mint’s prior written authorization. The Customer will be liable for any and all damages, losses and costs, including special, incidental, consequential, indirect and punitive damages, losses and costs (including lost profits and lost savings) suffered by the Mint as a result of a breach of any of the above undertakings. The Customer recognizes and acknowledges that any breach or threatened breach of the above undertakings may cause the Mint irreparable harm for which monetary damage may be inadequate. The Customer agrees therefore that the Mint shall be entitled to seek an injunction to restrain the Customer from such breach or threatened breach.

22. Reserved.

23. APPLICABLE LAW AND ARBITRATION
23.1
The Agreement and all matters relating to the Agreement (whether in contract, statute, tort (including, without limitation, negligence) or otherwise is governed by, and construed in accordance with, the laws of the Province of Ontario (without giving effect to the choice of law principles thereof).

23.2
Any dispute arising out of or in connection with the Agreement, including any question regarding its existence, validity, or termination, shall be referred to and finally resolved by arbitration in accordance with the Commercial Arbitration Act (Canada) and any amendments thereto. The number of arbitrators will be one (1). The place of arbitration will be the city of Ottawa, Ontario, Canada. The language to be used in arbitral proceedings is English and/or French. Subject to any applicable law, the proceedings, all submissions to arbitrators and the award shall be confidential.

24. COUNTERPARTS
24.1
The Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Delivery by facsimile or by electronic transmission in portable document format (PDF) of an executed counterpart of the Agreement is as effective as delivery of an originally executed counterpart of the Agreement.

25. ENTIRE AGREEMENT
25.1
This Agreement, the Allocated Gold Storage and Custody Agreement and the Letter Agreement (collectively, the “Agreements”) constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all previous negotiations and documents in relation thereto. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in the Agreements. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to or contemporaneous with the entering into the Agreements by any party to the Agreements to any other party to the Agreements, except to the extent that the same has been reduced to writing and included as a term of the Agreements, and none of the parties to the Agreement has been induced to enter into the Agreements by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there is no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated in the Agreements.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF the parties are signing the Agreement through their duly authorized representatives.
ROYAL CANADIAN MINT	SPROTT ASSET MANAGEMENT LP, by its general partner, SPROTT ASSET MANAGEMENT GP INC.

________ /s/ Tom Froggatt Tom Froggatt Chief Commerical Officer	/s/ W. Whitney George_______________ Name: W. Whitney George Title Director

/s/ Lenard Cheung______________________ Lenard Cheung Acting Vice-President Finance and Administration & CFO

SPROTT ESG GOLD ETF, by SPROTT ASSET MANAGEMENT LP, in its capacity as the sponsor

/s/ W. Whitney George___________________ Name: W. Whitney George Title Director

Schedule A — Direct Deposit Request Form
Customer Name:___________________________________
Delivery Date: _________________________________
Gross Weight in Ounces: _________________________________
Count:_________________________________________________
Metal Type(s): _________________________________________
Assay Characteristics: _________________________________________
Account # to be credited: _________________________________________
Bar Numbers: _________________________________________
Bar Brands: _________________________________________
Name of Authorized Representative: _________________________________________
Signature: _________________________________________
Date: _________________________________________

Schedule B — Facilitated Unallocated Deposit Request Form
Customer Name: ___________________________________
Name of Authorized Participant who would transfer Fine Gold Credits to the Mint’s unallocated Loco London Account:
________________________________________________
Amount of Fine Gold Credits that would be transferred to the Mint’s unallocated Loco London Account:
________________________________________________
Authorized Participant’s unallocated Loco London Account information from which the Fine Gold Credits would be transferred:
________________________________________________
Date on which the Authorized Participant would transfer the Fine Gold credits to the Mint’s unallocated Loco London Account:
________________________________________________
Name of Authorized Representative: _________________________________________
Signature: _________________________________________
Date: _________________________________________

Schedule C — Transfer Request Form
Customer Name:_____________________________
Value date of Transfer:________________________________
Amount to be transferred in Gross Ounces:_________________________
Metal Type(s): _________________________________________
Account # to be debited: _________________________________________
Account # to be credited: _________________________________________
Name of Authorized Representative: _________________________________________
Signature: _________________________________________
Date: _________________________________________

Schedule D — Facilitated Unallocated Transfer Request Form
Customer Name: _________________________________________
Name of Authorized Participant to whom Fine Gold Credits would be transferred to:
________________________________________________
Amount of Fine Gold Credits that would be transferred to the Authorized Participant’s unallocated Loco London Account:
________________________________________________
Authorized Participant’s unallocated Loco London Account information to which the Fine Gold Credits would be transferred:
________________________________________________
Date on which the Fine Gold credits would be transferred to the Mint’s unallocated Loco London Account:
________________________________________________
Name of Authorized Representative: _________________________________________
Signature: _________________________________________
Date: _________________________________________

Schedule E — Withdrawal Request Form
Customer Name: _________________________________________
Requested date of Physical Withdrawal (desired fabrication date): _________________________________________
Amount to be withdrawn/produced in gross Ounces: _________________________________________
Metal Type(s): gold
Form: 400-Ounce London Good Delivery bars.
Account # to be debited:
Name of Authorized Representative: _________________________________________
Signature: _________________________________________
Date: _________________________________________